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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and the related Prospectus of Columbus Realty Trust for the registration of 1,500,000 common shares of beneficial interest in connection with the Columbus Realty Trust Amended and Restated Dividend Reinvestment and Share Purchase Plan and to the incorporation by reference therein of our report dated January 28, 1997, except for Note 15, as to which the date is March 7, 1997, with respect to the consolidated financial statements and schedule of Columbus Realty Trust as of December 31, 1996 and 1995 and for the three years in the period ended December 31, 1996, included in its Annual Report on Form 10-K, as amended, for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                  ERNST & YOUNG LLP


Dallas, Texas
May 21, 1997